UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

QXO, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38063
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Five American Lane Greenwich, Connecticut	06831
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of each exchange on which each class is to be registered

Common stock, par value $0.00001 per share	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

QXO, Inc. (the “Registrant”) is filing this Registration Statement on Form 8-A with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the transfer of the listing of its common stock, par value $0.00001 per share (the “Common Stock”), from the Nasdaq Stock Market, LLC (“Nasdaq”) to the New York Stock Exchange (the “NYSE”). The Registrant expects that listing and trading of the Common Stock on the Nasdaq will end at market close on January 16, 2025, and that trading will begin on NYSE at market open on January 17, 2025.

The description under the heading “Description of Capital Stock” relating to the Registrant’s Common Stock included in the Registrant’s Registration Statement on Form S-3ASR (File No. 333-281084) under the Securities Act of 1933, as amended, as filed with the SEC on July 29, 2024, is incorporated herein by reference, except that any reference to Nasdaq is hereby amended to refer to the NYSE.

Item 2. Exhibits.

Not applicable.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: January 15, 2025

QXO, INC.

By:	/s/ Christopher Signorello
Name: Christopher Signorello
Title: Chief Legal Officer